As filed with the Securities and Exchange Commission on September 20, 2005

Registration No. 333-56161

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SEMPRA ENERGY

(Exact name of registrant as specified in its charter)

California	33-0732627
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

101 Ash Street

San Diego, California 92101

(619) 696-2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Sempra Energy Trading Retirement Savings Plan

Sempra Energy Savings Plan

Pacific Enterprises Retirement Savings Plan

Southern California Gas Company Retirement Savings Plan

San Diego Gas & Electric Company Savings Plan

(Full title of Plans)

Copy to:

GARY W. KYLE Chief Corporate Counsel Sempra Energy 101 Ash Street San Diego, California 92101 (619) 696-2000	BARRY CLARKSON, ESQ. REGINA M. SCHLATTER, ESQ. Latham & Watkins LLP 650 Town Center Drive, Suite 2000 Costa Mesa, California 92626 (714) 540-1235
(Name, address, including zip code, and telephone number, including area code, of agent for service)

REGISTRATION OF PLAN INTERESTS

Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 originally filed with the Securities and Exchange Commission on June 5, 1998 (File No. 333-56161) covers an indeterminate amount of interests to be offered or sold pursuant to the Sempra Energy Trading Retirement Savings Plan, Sempra Energy Savings Plan, Pacific Enterprises Retirement Savings Plan, Southern California Gas Company Retirement Savings Plan and San Diego Gas & Electric Savings Plan.

Incorporation of Documents by Reference

The following documents filed with the Commission by the Company, are incorporated as of their respective dates in this Registration Statement by reference:

A. The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, filed with the Commission on February 23, 2005 pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

B. The Company’s Quarterly Reports on Form 10-Q for the periods ended March 31, 2005 and June 30, 2005, filed with the Commission on May 4, 2005 and August 3, 2005, respectively, pursuant to Section 13 of the Exchange Act;

C. The Company’s Current Reports on Form 8-K, filed with the Commission on January 11, 2005, January 20, 2005, March 18, 2005, June 23, 2005, August 11, 2005, September 9, 2005 and September 16, 2005;

D. The Annual Report of Employee Stock Purchase, Savings and Similar Plans on Form 11-K for the fiscal year ended December 31, 2004, filed with the Commission on June 29, 2005; and

E. The description of the Company’s Common Stock and Preferred Stock Purchase Rights contained in the Company’s Registration Statement on Form 8-A (Reg. No. 001-14201) filed with the Commission on June 5, 1998, including any subsequently filed amendments and reports updating such description.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold are incorporated by reference in this Registration Statement and are a part hereof from the date of filing such documents. A Current Report on Form 8-K furnished to the Commission shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 19th day of September 2005.

Sempra Energy, a California corporation

By:	/s/ STEPHEN L. BAUM
Stephen L. Baum
Chairman and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes and appoints Stephen L. Baum, M. Javade Chaudhri and Neal E. Schmale, and each of them, as attorneys-in-fact and agents, with full power of substitution and resubstitution, to sign on his or her behalf, individually and in the capacities stated below, and to file any and all amendments, including post-effective amendments, to the Registration Statement and other documents in connection therewith, with the Commission, granting to said attorneys-in-fact and agents full power and authority to perform any other act on behalf of the undersigned required to be done in the premises.

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on September 13, 2005.

Signature	Title

/s/ STEPHEN L. BAUM Stephen L. Baum	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)

/s/ DONALD E. FELSINGER Donald E. Felsinger	Chief Operating Officer, President and Director

/s/ NEAL E. SCHMALE Neal E. Schmale	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)

/s/ FRANK H. AULT Frank H. Ault	Senior Vice President and Controller (Principal Accounting Officer)

/s/ HYLA H. BERTEA Hyla H. Bertea	Director

/s/ JAMES G. BROCKSMITH, JR. James G. Brocksmith, Jr.	Director

/s/ HERBERT L. CARTER Herbert L. Carter	Director

Signature	Title

/s/ RICHARD A. COLLATO Richard A. Collato	Director

/s/ WILFORD D. GODBOLD, JR. Wilford D. Godbold, Jr.	Director

/s/ WILLIAM D. JONES William D. Jones	Director

/s/ RICHARD G. NEWMAN Richard G. Newman	Director

/s/ WILLIAM G. OUCHI William G. Ouchi	Director

/s/ WILLIAM C. RUSNACK William C. Rusnack	Director

/s/ WILLIAM P. RUTLEDGE William P. Rutledge	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the trustee (or other persons who administer the Sempra Energy Trading Retirement Savings Plan, Sempra Energy Savings Plan, Pacific Enterprises Retirement Savings Plan, Southern California Gas Company Retirement Savings Plan, and the San Diego Gas & Electric Savings Plan) has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 19th day of September, 2005.

Sempra Energy Trading Retirement Savings Plan

By:	/s/ G. JOYCE ROWLAND
G. Joyce Rowland
Sr. Vice President—Human Resources

Sempra Energy Savings Plan

By:	/s/ G. JOYCE ROWLAND
G. Joyce Rowland
Sr. Vice President—Human Resources

Pacific Enterprises Retirement Savings Plan

By:	/s/ G. JOYCE ROWLAND
G. Joyce Rowland
Sr. Vice President—Human Resources

Southern California Gas Company Retirement Savings Plan

By:	/s/ G. JOYCE ROWLAND
G. Joyce Rowland
Sr. Vice President—Human Resources

San Diego Gas & Electric Company Savings Plan

By:	/s/ G. JOYCE ROWLAND
G. Joyce Rowland
Sr. Vice President—Human Resources

INDEX TO EXHIBITS

EXHIBIT
4.1	Rights Agreement dated May 26, 1998 between Sempra Energy and First Chicago Trust Company of New York, as rights agent (Incorporated by reference from the Registration Statement on Form 8-A File No. 001-14201 filed June 5, 1998 (Exhibit 1)).

23.2	Consent of Deloitte & Touche LLP

24.1	Powers of Attorney (included on signature page to this Post Effective Amendment No. 1 to Registration Statement)